Exhibit 24.11

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Mark Malcolm, James Gouin and Jeffrey L. Kersten, and each of them, his attorneys-in-fact, with full power of substitution for him in any and all capacities, to sign the registration statement on Form S-8 of Tower International, Inc. and any and all amendments (including post-effective amendments) thereto, and to file such registration statement and amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Scott Wille	Director	October 12, 2010